As filed with the Securities and Exchange Commission on October 23, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AMPRIUS TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	98-1591811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1180 Page Avenue Fremont, California	94538
(Address of principal executive offices)	(Zip code)

Amprius, Inc. 2008 Stock Plan

Amprius, Inc. Second Equity Incentive Plan

(Full title of the plan)

Dr. Kang Sun

Chief Executive Officer

Amprius Technologies, Inc.

1180 Page Avenue

Fremont, California 94538

(Name and address of agent for service)

(800) 425-8803

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher

Mark B. Baudler

Austin D. March

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) registers the offering of 7,015,819 shares of common stock, par value $0.0001 per share (“Common Stock”), of Amprius Technologies, Inc. (the “Registrant”) issuable upon the exercise of options to purchase shares of Common Stock held by service providers of the Registrant as a result of the Option Assumption (as defined below). On October 23, 2024, Amprius, Inc. (“Amprius Holdings”) was dissolved, and in connection therewith, pursuant to an option assumption agreement with Amprius Holdings, the Registrant assumed outstanding options to purchase an aggregate of 7,043,587 shares of Amprius Holdings’ Class A common stock (the “Holdings Options” and, each such option, a “Holdings Option”) granted under the Amprius, Inc. 2008 Stock Plan (the “2008 Plan”) and the Amprius, Inc. Second Equity Incentive Plan (together with the 2008 Plan, the “Plans”), in exchange for Amprius Holdings contributing 5,500,000 shares of Common Stock to the Registrant (such assumption, the “Option Assumption”). Following the Option Assumption, each Holdings Option became an option to purchase a number of shares of Common Stock equal to the product (rounded down to the nearest whole share) of (x) the number of shares of Amprius Holdings’ Class A common stock subject to such Holdings Option immediately prior to the Option Assumption and (y) 0.694218, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of such Holdings Option immediately prior to the Option Assumption divided by (B) 0.694218.

This Registration Statement includes a reoffer prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C to Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reoffers and resales of shares of Common Stock on a continuous or delayed basis that may be deemed to be “restricted securities” or “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that have been acquired by or are issuable to certain stockholders that are current directors and officers of the Registrant or its subsidiaries identified in the Reoffer Prospectus (the “Selling Securityholders”). The number of shares of Common Stock included in the Reoffer Prospectus may be issued to the Selling Securityholders pursuant to stock options granted under the Plans prior to the Option Assumption and does not necessarily represent a present intention to sell any or all such shares of Common Stock.

REOFFER PROSPECTUS

5,337,717 Shares of Common Stock

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 5,337,717 shares (the “Shares”) of common stock, par value $0.0001 per share (“Common Stock”), of Amprius Technologies, Inc. (“Amprius,” the “Company,” “we,” “us” or “our”). This Reoffer Prospectus covers the Shares that may be issued to the Selling Securityholders pursuant to stock options granted to the Selling Securityholders under the Amprius, Inc. 2008 Stock Plan, as amended (“2008 Plan”), or the Amprius, Inc. Second Equity Incentive Plan (together with the 2008 Plan, the “Plans” and each, a “Plan”). We are not offering any of the Shares and will not receive any proceeds from the sale of the Shares offered by this Reoffer Prospectus.

Subject to exercise and the satisfaction of any conditions to vesting of the Shares offered by this Reoffer Prospectus pursuant to the terms of the applicable Plan and the relevant option agreements, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares described in this Reoffer Prospectus in a number of different ways and at varying prices, including through underwriters or dealers that the Selling Securityholders may select, directly to purchasers (or a single purchaser), or through broker-dealers or agents. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. The Shares may be sold in one or more transactions at fixed prices, prevailing market prices at the time of a sale, prices related to the prevailing market prices over a period of time, or at negotiated prices. The Selling Securityholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Securityholders may sell their Shares under this Reoffer Prospectus. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. We provide more information about how the Selling Securityholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Securityholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders will be borne by us.

Our Common Stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AMPX.” On October 18, 2024, the last quoted sale price for our Common Stock as reported on NYSE was $1.40 per share.

We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and may elect to do so in future filings.

The Securities and Exchange Commission may take the view that, under certain circumstances, the Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 4 of this Reoffer Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is October 23, 2024

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the Shares being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this Reoffer Prospectus, and in particular the periodic and current reports we file with the SEC.

You should rely only on the information contained in this Reoffer Prospectus or incorporated herein by reference or in any accompanying prospectus supplement. Neither we nor the Selling Securityholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is accurate as of any date other than the date of the applicable document, regardless of the time of delivery of this Reoffer Prospectus or any applicable prospectus supplement, or any sale of Shares hereunder. Our business, financial condition, results of operations, and prospects may have changed since those dates.

TRADEMARKS

Our logo and trademark appearing in this Reoffer Prospectus are our property. This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Reoffer Prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this Reoffer Prospectus, any applicable prospectus supplement, or any documents incorporated by reference is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

PROSPECTUS SUMMARY

This summary is not complete and does not contain all the information you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in this Reoffer Prospectus, including the documents incorporated by reference herein. You should read the entire Reoffer Prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our consolidated financial statements and the related notes and the sections titled “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the documents incorporated by reference in this Reoffer Prospectus. Unless the context otherwise requires, we use the terms “Amprius,” the “Company,” “we,” “us” and “our” in this Reoffer Prospectus to refer to Amprius Technologies, Inc.

Overview

Amprius develops, manufactures and markets lithium-ion batteries for mobility applications, including the aviation and electric vehicle industries. We have been in commercial battery production since 2018 and our disruptive silicon anode technology is intended to enable batteries with higher energy density, higher power density and fast charging capabilities over a wide range of operating temperatures. This results in our batteries providing superior performance compared to conventional graphite lithium-ion batteries. Our silicon anode is a direct drop-in replacement of the graphite anode in traditional lithium-ion batteries, and our manufacturing processes leverage the manufacturing processes for conventional lithium-ion batteries and the related supply chain.

Currently, our batteries are primarily used for existing and emerging aviation applications, including unmanned aerial systems, such as drones and high-altitude pseudo satellites. We believe our proprietary technology has the potential for broad application in electric transportation. Our batteries and their performance specifications have been tested and validated for application by over 100 customers, including AALTO Airbus, AeroVironment, BAE Systems, the Korean Aerospace Research Institute, Kraus Hamdani Aerospace and Teledyne FLIR, and from inception through June 30, 2024, we have shipped over 150,000 batteries, which have enabled mission critical applications. Our proprietary silicon anode structures, battery cell designs and manufacturing processes are defended by our portfolio of patents, trade secrets and know-how developed over 10 years of research and development.

We currently offer high performance silicon anode batteries under the following product platforms: SiMaxx and SiCore.

Our principal executive offices are located at 1180 Page Avenue, Fremont, California 94538, and our telephone number is (800) 425-8803. Our website is www.amprius.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this Reoffer Prospectus, and the inclusion of our website address in this Reoffer Prospectus is an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three year period, by us of more than $1.0 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

We are also a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our Common Stock held by non-affiliates exceeds $250 million as of the prior June 30 or (ii) our annual revenue exceeded $100 million during such completed fiscal year and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the prior June 30.

The Offering

This Reoffer Prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this Reoffer Prospectus, of up to an aggregate of 5,337,717 Shares that may be issued to Selling Securityholders pursuant to stock options granted to the Selling Securityholders under the Plans. Subject to exercise and the satisfaction of any conditions to vesting of the Shares offered hereby pursuant to the terms of the applicable Plan and the relevant stock option agreement, the Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the Shares covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser), or through broker-dealers or agents. We will not receive any proceeds from the sale of the Shares by the Selling Securityholders. The Selling Securityholders will bear all sales commissions and similar expenses in connection with this offering. We will bear all expenses of registration incurred in connection with this offering, as well as any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Securityholders. For more information, see the sections titled “Use of Proceeds,” “Selling Securityholders,” and “Plan of Distribution.”

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you make a decision to buy our securities, you should carefully consider the risks and uncertainties set forth under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2024, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 9, 2024, which are incorporated by reference herein, and in subsequent reports we file with the SEC, together with the financial and other information contained or incorporated by reference in this Reoffer Prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Common Stock could decline, and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Common Stock.

The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Reoffer Prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” for purposes of the federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding our expectations, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this Reoffer Prospectus and the documents incorporated by reference herein may include, for example, statements about:

•	our financial and business performance, including financial and business metrics;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	our ability to develop a high-volume manufacturing line and otherwise scale in a cost-effective manner;

•	our ability to add manufacturing capacity and the costs and timing to add such capacity;

•	the expected addressable market for our products;

•	developments relating to our competitors and industry;

•	our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•	our future capital requirements and sources and uses of cash;

•	our ability to maintain the listing of our securities on the NYSE;

•	our ability to obtain funding for our operations; and

•	our business, expansion plans and opportunities.

These forward-looking statements appearing in this Reoffer Prospectus and any document incorporated by reference herein are based on information available as of the date of this Reoffer Prospectus or document incorporated by reference herein, respectively, including current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements appearing in this Reoffer Prospectus and any document incorporated by reference herein are based upon information available to us as of the date of this Reoffer Prospectus or document incorporated by reference herein, respectively, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	our ability to execute our business model, including scaling production and increasing the addressable market for our products and services;

•	our ability to raise capital;

•	the outcome of any legal proceedings that may be instituted against us;

•	the ability to maintain the listing of our securities on the NYSE;

•

the possibility that we may be adversely affected by other economic, business or competitive factors, including supply chain interruptions and developments in alternative technologies, and may not be able to manage other risks and uncertainties;

•	changes in applicable laws or regulations;

•

the effect of macroeconomic factors, such as abrupt political change, terrorist activity, armed conflict, public health emergencies such as the COVID-19 pandemic and the U.S. trade environment, on our business; and

•	other risks and uncertainties described in this Reoffer Prospectus, including those under the section titled “Risk Factors” in the documents incorporated by reference into this Reoffer Prospectus.

Should one or more of the risks or uncertainties described in this Reoffer Prospectus or the documents incorporated by reference herein, or the underlying assumptions, prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

USE OF PROCEEDS

The Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Shares hereunder. All the proceeds from the sale of the Shares offered by the Selling Securityholders pursuant to this Reoffer Prospectus will go to the Selling Securityholders. For more information, see the sections titled “Selling Securityholders” and “Plan of Distribution” included below.

SELLING SECURITYHOLDERS

The following table sets forth, as of October 23, 2024 after giving effect to the Liquidation Distribution (as defined below) and the cancellation of the shares contributed by Amprius Holdings (as defined below) (such date, the “Determination Date”), the names of the Selling Securityholders, the aggregate number of shares of Common Stock beneficially owned by the Selling Securityholders prior to the sale of the Shares offered hereby, the aggregate number of shares of Common Stock that the Selling Securityholders may offer pursuant to this Reoffer Prospectus and the number of shares of Common Stock that would be beneficially owned by the Selling Securityholders after the sale of the Shares offered hereby assuming that the Selling Securityholders sell all of the Shares covered by this Reoffer Prospectus. The percentage of beneficial ownership after the offered shares of Common Stock are sold is calculated based on 105,838,789 shares of Common Stock outstanding as of the Determination Date.

The Shares offered by the Selling Securityholders hereunder include shares of Common Stock that are issuable upon the exercise of stock options by certain directors and officers of the Company or its subsidiaries pursuant to the Plans, as described in this Reoffer Prospectus. When we refer to the “Selling Securityholders” in this Reoffer Prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of the Determination Date, subject to community property laws where applicable.

Name of Selling Securityholder(1)	Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Being Offered	Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold(2)
			Number	Percent
Dr. Kang Sun(3)	7,766,174	4,774,633	2,991,541	2.6%
Jonathan Bornstein(4)	1,500,505	31,239	1,469,266	1.4%
Dr. C. Ionel Stefan(5)	1,178,618	184,737	993,881	*
Dr. Steven Chu(6)	567,061	347,108	219,953	*

Total Shares	11,009,858	5,337,717	5,672,141	4.9%

*	Less than 1%
(1)	Unless otherwise noted, the business address of each of these shareholders is c/o Amprius Technologies, Inc., 1180 Page Avenue, Fremont, California 94538.
(2)

Assumes all the shares of Common Stock being offered are sold in the offering and that no additional shares of Common Stock are purchased or otherwise acquired other than pursuant to the options relating to the Shares being offered.

(3)

Consists of (i) 4,774,633 shares of Common Stock subject to options held by Dr. Kang Sun, all of which are exercisable as of the Determination Date and are offered under this Reoffer Prospectus, (ii) 108,542 shares of Common Stock held by Dr. Sun, (iii) 2,794,270 shares of Common Stock subject to options held by Dr. Sun that are exercisable within 60 days of the Determination Date and (iv) 88,729 shares of Common Stock issuable upon the vesting of restricted stock units held by Dr. Sun that vest within 60 days of the Determination Date. Dr. Sun is our President and Chief Executive Officer and is a member of our board of directors.

(4)

Consists of (i) 31,239 shares of Common Stock subject to options held by Jonathan Bornstein, all of which are exercisable as of the Determination Date and are offered under this Reoffer Prospectus, (ii) 261,610 shares of Common Stock subject to options held by Mr. Bornstein that are exercisable within 60 days of the Determination Date, (iii) 34,933 shares of Common Stock issuable upon the vesting of restricted stock units held by Mr. Bornstein that vest within 60 days of the Determination Date, (iv) 133,536 shares of Common Stock held by Mr. Bornstein and (v) 1,039,187 shares of Common Stock held by Jonathan G. Bornstein and Phyllis S. Brock Trust Agreement. Mr. Bornstein is our President of Amprius Lab.

(5)

Consists of (i) 184,737 shares of Common Stock subject to options held by Dr. C. Ionel Stefan, all of which are exercisable as of the Determination Date and are offered under this Reoffer Prospectus, (ii) 859,089 shares of Common Stock subject to options held by Dr. Stefan that are exercisable within 60 days of the Determination Date, (iii) 23,411 shares of Common Stock issuable upon the vesting of restricted stock units held by Dr. Stefan that vest within 60 days of the Determination Date and (iv) 111,381 shares of Common Stock held by Dr. Stefan. Dr. Stefan is our Chief Technology Officer.

(6)

Consists of (i) 347,108 shares of Common Stock subject to options held by Dr. Steven Chu, all of which are exercisable as of the Determination Date and are offered under this Reoffer Prospectus, (ii) 197,058 shares of Common Stock subject to options held by Dr. Chu that are exercisable within 60 days of the Determination Date, (iii) 20,395 shares of Common Stock held by Dr. Chu and (iv) 2,500 shares of Common Stock issuable upon the exercise of 2,500 warrants. Dr. Chu is a member of our board of directors.

Other Material Relationships with the Selling Securityholders

Indemnification Agreements

We have entered into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certification of incorporation and our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. Each of the Selling Securityholders is a party of such indemnification agreement.

Compensation Arrangements

We are party to employment agreements with Dr. Sun, Mr. Bornstein and Dr. Stefan that, among other things, provide for certain severance and change of control benefits. We have also granted stock options and restricted stock units to Dr. Sun, Mr. Bornstein and Dr. Stefan in connection with their employment and stock options and restricted stock units to Dr. Chu in connection with his service as a director. For more information on these employment agreements and our other executive and director compensation arrangements, see “Information Incorporated by Reference.”

Liquidation and Option Assumption

On October 23, 2024, Amprius, Inc. (“Amprius Holdings”) was dissolved, and an aggregate of 57,195,926 shares of Common Stock that were previously held by Amprius Holdings were distributed to stockholders of Amprius Holdings on a pro rata basis (such distribution, the “Liquidating Distribution”). Mr. Bornstein, Dr. Stefan and Mr. Dixon received 133,536, 52,962 and 225,212 shares of Common Stock, respectively, in connection with the Liquidating Distribution.

In connection with the liquidation of Amprius Holdings, pursuant to an option assumption agreement with Amprius Holdings, we assumed outstanding options to purchase an aggregate of 10,146,120 shares of Amprius Holdings’ Class A common stock granted under the Plans, in exchange for, among other things, Amprius Holdings contributing 5,500,000 shares of Common Stock to us (such assumption, the “Option Assumption”). Dr. Sun, Mr. Bornstein, Dr. Stefan and Dr. Chu received options to purchase 4,774,633, 31,239, 184,737 and 347,108 shares of Common Stock, respectively, in connection with the Option Assumption.

PIPE Financing

On September 14, 2022, certain investors purchased from the Company an aggregate of 2,052,500 PIPE Units at a price of $10.00 per PIPE Unit (such transaction, the “PIPE”), pursuant to separate subscription agreements entered into with such investors. Each “PIPE Unit” consists of (i) one share of Common Stock and (ii) one warrant to purchase one share of Common Stock. Dr. Chu purchased 2,500 PIPE Units in the PIPE.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this Reoffer Prospectus to permit the Selling Securityholders to conduct public secondary trading of the Shares from time to time after the date of this Reoffer Prospectus. As used herein, references to “Selling Securityholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of Common Stock received after the date of this Reoffer Prospectus from a Selling Securityholder as a gift, pledge, partnership distribution, or other transfer.

We will not receive any of the proceeds from the sale of the Shares offered by this Reoffer Prospectus. The aggregate proceeds to the Selling Securityholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this Reoffer Prospectus. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Shares covered by this Reoffer Prospectus, including all registration and filing fees and fees and expenses of our counsel and our independent registered public accounting firm. The Selling Securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of the Shares to be made directly or through agents.

The Shares offered by this Reoffer Prospectus may be sold from time to time to purchasers:

•	directly by the Selling Securityholders;

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholders or the purchasers of the Shares; or

•	through a combination of any of these methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Selling Securityholders may agree to indemnify any broker, dealer, or agent that participates in transactions involving sales of the Shares against certain liabilities in connection with the offering of the Shares arising under the Securities Act. We will make copies of this Reoffer Prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Securityholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this Reoffer Prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	in options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of Selling Securityholders;

•

through trading plans entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Reoffer Prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this Reoffer Prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this Reoffer Prospectus to name specifically such person as a Selling Securityholder.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholders will sell any or all the Shares under this Reoffer Prospectus. Further, we cannot assure you that the Selling Securityholders will not transfer, distribute, devise or gift the Shares by other means not described in this Reoffer Prospectus. In addition, any Shares covered by this Reoffer Prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this Reoffer Prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this Reoffer Prospectus.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly, own less than 1% of the outstanding shares of our Common Stock.

EXPERTS

The consolidated financial statements of Amprius Technologies, Inc. as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Reoffer Prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this Reoffer Prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference into this Reoffer Prospectus the following documents previously filed with the SEC:

(a)

The Company’s Annual Report on Form 10-K (including those portions of the Company’s definitive proxy statement relating to its 2024 annual meeting of stockholders filed on April 25, 2024 that are incorporated by reference in the Company’s Annual Report on Form 10-K) for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024 (the “Annual Report”);

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024, and the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

(c)	All other reports filed pursuant to Section 13(a) and 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report (other than information furnished rather than filed); and

(d)	The description of the Company’s Common Stock that is contained in Exhibit 4.6 to the Annual Report, including any amendment or supplements thereto.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the termination of the offering of the Shares under this Reoffer Prospectus shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Reoffer Prospectus.

Any statement contained in this Reoffer Prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with the Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Requests for documents should be directed to Amprius Technologies, Inc., Attn: Sandra Wallach, 1180 Page Avenue, Fremont, California, 94538, (800) 425-8803.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. Our website address is www.amprius.com. The information on, or that can be accessed through, our website is not part of this prospectus. We make available, free of charge, on our investor relations website at ir.amprius.com under “SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC. Information contained on, or that can be accessed through, our website and investor relations website is not a part of or incorporated by reference into this Reoffer Prospectus and the inclusion of our website and investor relations website addresses in this Reoffer Prospectus is an inactive textual reference only.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the employee benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the SEC, either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)

The Registrant’s Annual Report on Form 10-K (including those portions of the Registrant’s definitive proxy statement relating to its 2024 annual meeting of stockholders filed on April 25, 2024 that are incorporated by reference in the Registrant’s Annual Report on Form 10-K) for the fiscal year ended December 31, 2023 filed with the SEC on March 28, 2024 (the “Annual Report”);

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024, and the quarter ended June 30, 2024, filed with the SEC on August 9, 2024;

(c)

All other reports filed pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than information furnished rather than filed); and

(d)	The description of the Registrant’s common stock that is contained in Exhibit 4.6 to the Annual Report, including any amendment or supplements thereto.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC (including, without limitation, information furnished under Item 2.02 or Item 7.01 of Current Reports on Form 8-K and the exhibits related to such items furnished under Item 9.01) shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, has passed on the validity of the Shares offered pursuant to this Registration Statement. Certain members of, and investment partnerships comprised of members of, and persons associated with, Wilson Sonsini Goodrich & Rosati, Professional Corporation, directly or indirectly, own less than 1% of the outstanding shares of the Registrant’s common stock.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our certificate of incorporation contains provisions that limit the liability of our directors and certain of our officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Similarly, our officers who at the time of an act or omission as to which liability is asserted consented to or are deemed to have consented to certain service of process rules under Delaware law will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as officers, except for liability in connection with:

•	any breach of their duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any transaction from which they derived an improper personal benefit; or

•	any action by or in the right of the corporation.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.

In addition, our amended and restated bylaws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL. Our amended and restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us to, among other things, indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also generally require us to advance all expenses reasonably and actually incurred by our directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation, amended and restated bylaws and indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against our directors and officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to our directors and officers pursuant to our indemnification obligations or otherwise as a matter of law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date

4.1	Certificate of Incorporation of the Company	8-K	001-41314	3.1	September 16, 2022

4.2	Amended and Restated Bylaws of the Company	8-K	001-41314	3.1	March 23, 2023

4.3	Specimen Common Stock Certificate	8-K	001-41314	4.1	September 16, 2022

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of BDO USA, P.C., independent registered public accounting firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page hereto).

99.1	Amprius, Inc. 2008 Stock Plan	S-4	333-272466	10.21	June 7, 2024

99.2	Amprius, Inc. Second Equity Incentive Plan	8-K	001-41314	10.2	October 23, 2024

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in in the city of Fremont, California, on October 23, 2024.

AMPRIUS TECHNOLOGIES, INC.

By:	/s/ Dr. Kang Sun
Name: Dr. Kang Sun
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Kang Sun and Sandra Wallach, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Kang Sun Dr. Kang Sun	Chief Executive Officer and Director (Principal Executive Officer)	October 23, 2024

/s/ Sandra Wallach Sandra Wallach	Chief Financial Officer (Principal Financial and Accounting Officer)	October 23, 2024

/s/ Kathleen Ann Bayless Kathleen Ann Bayless	Director	October 23, 2024

/s/ Dr. Steven Chu Dr. Steven Chu	Director	October 23, 2024

/s/ Donald R. Dixon Donald R. Dixon	Director	October 23, 2024

/s/ Dr. Wen Hsieh Dr. Wen Hsieh	Director	October 23, 2024

/s/ Livingston Satterthwaite Livingston Satterthwaite	Director	October 23, 2024